Exhibit 99.1

ARGON ST, INC.
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com

For Immediate Release

Argon ST Announces Promotion of Kerry M. Rowe to President

FAIRFAX, VA— January 20, 2009 —Argon ST, Inc. (NASDAQ: STST) (Argon), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today announced that Kerry M. Rowe, the company’s Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer effective January 20, 2009.

Mr. Rowe, 49, who will continue to report to Dr. Terry Collins, Argon Chief Executive Officer and Chairman of the Board of Directors, has held the title of Chief Operating Officer since 2006. As President and Chief Operating Officer, he will continue to oversee all of the company’s operating activities, while also assuming responsibility for Human Resources, Information Technology, Facilities, Security, Government Relations, Contracts and Purchasing,

“During his tenure at Argon, Kerry has shown great leadership and has demonstrated that he has the knowledge, experience, and record of accomplishment to help lead Argon through its next stage of growth and development,” commented Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “We have set many goals for ourselves in 2009, including important customer expansion activities, increasing production opportunities and the continued task of reducing infrastructure and overhead costs. I expect that given his expanded role and responsibilities, Kerry will have even more positive influence and impact on our success going forward.”

“I am honored to be given this expanded opportunity and am excited to have the ability to continue to work with our management team and the talented individuals across the company to take Argon to the next level”, Kerry Rowe commented. “I strongly believe that Argon has never been in a better position to build value for its customers and shareholders by offering one of the most technologically advanced product and service portfolios in the C5ISR market. Our company is very proud of our recognized role in producing and delivering information to our warfighters in time to impact critical decisions and, ultimately, to protect our nation and our allies.”

Mr. Rowe joined Argon in 2000 as Vice President of the C4ISR division. Prior to Argon, Mr. Rowe spent sixteen years at E-Systems Corporation and progressed to the position of Vice President for Remote Systems in the successor company, Raytheon C3I (Falls Church). He holds a Bachelor of Science from the University of Florida, a Master of Science from George Mason University, and a Master of Business Administration from The College of William and Mary.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2008). Some of these specific risks, although not all, are: the Company’s ability to attract and retain qualified personnel; changes in commercial marketplaces and demands; the availability of both commercial and governmental funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets; the number, length and type of contracts and task orders awarded to the Company by its commercial and governmental customers; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for information technology products and services; general economic, business and political conditions; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

Argon ST, Inc.

703-995-5610

Investor Contact:

Aaron Daniels

ir@argonst.com

Media Contact:

Lori Hughes

media@argonst.com